Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of August 31, 2009 (this “Amendment”), is between Marvel Entertainment, Inc., a Delaware corporation (the “Company”), and Kenneth P. West (the “Executive”).

RECITALS:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of June 8, 2009 (the “Original Agreement”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger dated as of August 31, 2009, among The Walt Disney Company (“Parent”), Maverick Acquisition Sub, Inc. (“Merger Sub”), Maverick Merger Sub, LLC and the Company (the “Merger Agreement”) pursuant to which the parties intend to effect an acquisition of the Company by Parent through the merger of Merger Sub with and into the Company subject to the conditions set forth in the Merger Agreement (the “Merger”); and

WHEREAS, the parties hereto desire to amend the Original Agreement on the terms and conditions set forth herein, effective as of the closing date of the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Amendment of Original Agreement. Section 5(e) is hereby amended to insert the following as a new paragraph after Section 5(e)(iv):

“Notwithstanding anything to the contrary contained herein, I acknowledge and agree that in no event shall the consummation of any of the transactions contemplated by that certain Agreement and Plan of Merger dated as of August 31, 2009, among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and the Company (the “Merger Agreement”), including, but not limited to, any changes to my duties or responsibilities as a result of the shares of the Company no longer being publicly-held, provide Good Reason for me to terminate my employment or otherwise constitute a material breach of this Agreement by the Company; and provided further that, so long as during the term the Company and The Walt Disney Company comply in all material respects with the “Policies for Management” of the Marvel Business, set forth on Section 5.13 of the Company Disclosure Letter (as defined in the Merger Agreement), I shall not have Good Reason to terminate my employment pursuant to subsection (i) of this Section 5(e).”

2. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

3. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4. Effect of Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect. Any reference to the Original Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

5. Termination of Merger Agreement. Should the Merger Agreement be terminated pursuant to Article VII thereof, this Amendment shall be null and void and shall have no effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date above first written.

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin
Name:	John Turitzin
Title:	Executive Vice President

By:	/s/ Kenneth P. West
Kenneth P. West